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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    ---------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    ---------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 29, 2003


                        THE MERIDIAN RESOURCE CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)


           TEXAS                        1-10671                  76-0319553
(State or Other Jurisdiction     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)


                         1401 ENCLAVE PARKWAY, SUITE 300
                              HOUSTON, TEXAS 77077
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  281-597-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS

         The Meridian Resource Corporation ("we", "our" or the "Company") is a party to the Credit Agreement, dated August 13, 2002, as amended by Amendment No. 1, dated March 28, 2003 (as amended, the "Credit Agreement"), among the Company and Societe Generale and Fortis Capital Corp. (collectively, the "Lenders").

         As previously reported, the Lenders notified the Company that they had determined that a $26.5 million borrowing base deficiency existed at April 30, 2003. Accordingly, they notified the Company that the deficiency would be required to be satisfied by either sufficient additions to our proved reserves or repayment on or before July 29, 2003 to avoid an event of default. An event of default which is not cured results in the entire debt outstanding becoming due and payable, unless it is waived by the senior lenders, or the Credit Agreement is otherwise amended.

         On July 29, 2003, the Lenders agreed to extend by 45 days or until September 12, 2003 our compliance date with respect to the notice on April 30, 2003 related to the borrowing base redetermination. Any deficiency can be remedied through the addition of reserves or value to our current reserve base, payment to the senior lenders or an amendment to the Credit Agreement on or before September 12, 2003. Though no assurances can be made that sufficient funds will be available to pay this deficiency, management believes that the Company can satisfy this deficiency through a combination of the addition of reserves, third-party debt or equity financing and cash flow. In order to address this liquidity issue and address the broader issue of aligning our capital structure with our long-term business strategy, we have been exploring, and will continue to explore, various options to provide a means to satisfy the borrowing base deficiency.

         As previously reported, since March 15, 2003, the Company has announced four exploration discoveries at its Biloxi Marshlands project area along with the successful recompletion of its Thibodaux No. 1 well which has resulted in the addition of approximately 42 million cubic feet of gas equivalent per day ("mmcfe/d") or an increase of the Company's daily net production to approximately 100 mmcfe/d. We cannot assure you as to what effect, if any, that the resulting increase in revenue and reserves will have on our ongoing negotiations with the Lenders to resolve the borrowing base issues under the Credit Agreement.

                           FORWARD-LOOKING STATEMENTS

         We believe that some statements contained in this report relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact. Those statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar expressions identify forward-looking statements. Examples of forward looking statements include statements about our future operating results; our repayment of debt; our future capital expenditures; our expansion and growth of operations; and our future investments in and acquisitions of oil and natural gas properties.

         We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ

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materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; the direct or indirect effects on our business resulting from recent terrorist incidents; fluctuations in the levels of our oil and natural gas exploration and development activities; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; regulatory uncertainties and potential environmental liabilities; and potential for and uncertainty of the outcome of pending or threatened litigation.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS


EXHIBIT NO.       DESCRIPTION

10.1 Credit Agreement, dated August 13, 2002, among the Company, Societe Generale, as Administrative Agent, Lead Arranger and Bookrunner, Fortis Capital Corp., as Co-Lead Arranger and Documentation Agent, and the several lenders from time to time parties thereto (incorporated by reference to Exhibit
                  10.1 to the Company's Current Report on Form 8-K, dated August 13, 2002).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    THE MERIDIAN RESOURCE CORPORATION
                                    (Registrant)



                                              /s/ Joseph A. Reeves, Jr.
                                    --------------------------------------------
                                    Joseph A. Reeves, Jr., Chairman of the Board
                                    and Chief Executive Officer



Date: July 29, 2003


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                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION
10.1              Credit Agreement, dated August 13, 2002, among the Company,
                  Societe Generale, as Administrative Agent, Lead Arranger and
                  Bookrunner, Fortis Capital Corp., as Co-Lead Arranger and
                  Documentation Agent, and the several lenders from time to
                  time parties thereto (incorporated by reference to Exhibit
                  10.1 to the Company's Current Report on Form 8-K, dated
                  August 13, 2002).